EXHIBIT 10.1



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                            HAMPSHIRE GROUP, LIMITED
                              LONG-TERM BONUS PLAN


     1. Purpose.

     The purpose of the Plan is to further induce Participants to remain as employees by granting such Participants Long-Term Bonus Awards, the payment of which will be conditioned upon continued employment.

     2. Definitions.

     (a) "Bonus Percentage" shall mean, with respect to each Participant, a percentage determined by the Committee each fiscal year prior to the grant of such Participant's Long-Term Bonus Award. In the event the Committee does not designate a Bonus Percentage with respect to any fiscal year, the Bonus Percentage for such year shall be deemed to be the same Bonus Percentage as applicable during the prior fiscal year.

     (b) "Change in Control" shall have the meaning set forth in the Company's 1992 Stock Option Plan (as amended and restated February 8, 2000).

     (c) "Committee" shall mean the Compensation Committee of the Company's Board of Directors.

     (d) "Company" shall mean Hampshire Group, Limited, a Delaware Corporation.

     (e) "Effective Date" shall mean February 28, 2008.

     (f) "Employer" means either the Company or subsidiary of the Company by whom the Participant is principally employed.

     (g) "Long-Term Bonus Award" shall mean, with respect to a Participant, an amount equal to the product of such Participant's Bonus Percentage and such Participant's Target Bonus Amount.

     (h) "Participant" shall mean a key employee of the Company or its subsidiaries who is selected by the Committee to participate in the Plan.

     (i) "Plan" shall mean this Hampshire Group, Limited Long-Term Bonus Plan.

     (j) "Retirement" shall mean a voluntary resignation of employment with the Employer by a Participant (i) at a time such Participant is age 62 or greater and has completed 5 or more years of service with the Company or its subsidiaries and (ii) which constitutes a "separation from service" as defined in Treas. Reg. Section 1.409A-1(h).

     (k) "Target Bonus Amount" shall mean, with respect to any fiscal year, Participant's annual target bonus, as determined by the Committee for such fiscal year.


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     3. Administration

     (a) General. The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan.

     (b) Interpretations. All decisions, determinations, and interpretations of the Committee shall be final and binding on all persons, including Participants (or any person claiming any rights under the Plan from or through any Participant).

     (c) No Liability. No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Long-Term Bonus Award granted hereunder.

     4. Long-Term Bonus Awards.

     (a) Grant of Long-Term Bonus Awards. On the Effective Date, and on January 1 of each calendar year thereafter, subject to a Participant's continued employment with the Company through such date, the Company shall grant to a Participant a Long-Term Bonus Award.

     (b) Vesting. Subject to a Participant's continued employment with the Employer, fifty percent (50%) of a Long-Term Bonus Award shall vest on March 15 of the second calendar year following the calendar year in which the date of grant falls, and the remaining fifty percent (50%) of the Long-Term Bonus Award shall vest on March 15 of the third calendar year following the calendar year in which the date of grant falls; provided, however, (i) in the event of any Change in Control, any portion of a Long-Term Bonus Award not then vested shall vest immediately prior to such Change in Control, and (ii) in the event of a Participant's Retirement, any portion of a Long-Term Bonus Award not then vested shall vest immediately prior to such Retirement. Except as may otherwise be determined by the Committee, vesting of a Long-Term Bonus Award shall only occur while a Participant is employed by the Company and upon any termination of a Participant's employment for any reason, the Participant shall have no right to that portion of his or her Long-Term Bonus Awards that is not vested as of the date of termination (taking into account any acceleration of vesting as described above).

     (c) Time and Form of Payment. The vested portion of a Long-Term Bonus Award shall be paid to a Participant in a lump sum cash payment, less any applicable withholding of taxes pursuant to Section 5(d) hereof, on the first regularly scheduled payroll date of the Company occurring on or following the vesting of such portion, as provided in Section 4(b) above, subject to Section 5(i) below in the event of a Participant's Retirement.

     (d) Withholding Obligations. The payment of any vested Long-Term Bonus Award shall be subject to withholding for all federal, state, and local income taxes and other taxes of any kind required or permitted to be withheld in connection with such settlement.


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     5. General Provisions.

     (a) No Right to Continued Employment. Nothing in the Plan shall confer upon any Participant the right to be employed by the Company or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company to terminate any Participant's employment.

     (b) Amendment and Termination of the Plan. The Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that no such action may adversely affect a Participant's outstanding Long-Term Bonus Awards (whether or not then vested) without the prior written consent of the Participant. No Long-Term Bonus Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

     (c) Participant Rights. Nothing in the Plan shall give any Participant any claim to be granted any Long-Term Bonus Award under the Plan, and there is no obligation for uniformity of treatment among Participants. The receipt of a Long-Term Bonus Award in any given year does not entitle any Participant to a Long-Term Bonus Award for any subsequent year. The Long-Term Bonus Award payable hereunder shall be excluded from the determination of any "bonus" component of any severance or change in control payments applicable to a Participant pursuant to any such arrangement or agreement between a Participant and the Company or its subsidiaries.

     (d) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

     (e) Separate Accounts. The Company may maintain a separate bookkeeping account for each Participant to track the notional value of such Participant's Long-Term Bonus Award(s).

     (f) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     (g) Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New York without giving effect to the choice of law principles thereof.

     (h) Effective Date. The Plan shall first be effective as of the Effective Date.

     (i) Delay in Payment. Notwithstanding any provision in the Plan to the contrary, any payment otherwise required to be made hereunder to a Participant on any date as a result of such Participant's "separation from service" (within the meaning of Treas. Reg. Section


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1.409A-1(h)) shall be delayed for such period of time as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the earliest date on which such payments can be made without violating the requirements of
Section 409A(a)(2)(B)(i) of the Code, there shall be paid to such Participant, in a single cash lump sum, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence.